SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 21, 2005 (November 18, 2005)
FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                     (229) 226-9110
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
     On November 18, 2005, Flowers Foods, Inc. issued a press release announcing an increase in its share repurchase authorization. A copy of the press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.
     On November 21, 2005, Flowers Foods, Inc. issued a press release announcing that Amos R. McMullian will resign as chairman of the board of directors of the company on December 31, 2005. The board of directors has appointed George E. Deese, the company’s president and chief executive officer, to serve as the chairman of the board of directors, effective on January 1, 2006. Mr. McMullian was named chairman emeritus and will continue as a member of the board. A copy of the press release is furnished with this Report as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(c)    Exhibits.
The following exhibit is furnished as part of this Report:

Exhibit Number	Description
99.1	Press Release of Flowers Foods, Inc. dated November 18, 2005

99.2	Press Release of Flowers Foods, Inc. dated November 21, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
By:	/s/ Jimmy M. Woodward
	Name:	Jimmy M. Woodward
	Title:	Sr. Vice-President, Chief Financial Officer and Chief Accounting Officer

Date: November 21, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Flowers Foods, Inc. dated November 18, 2005
99.2	Press Release of Flowers Foods, Inc. dated November 21, 2005